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                                                                   EXHIBIT 10.6


                           ASSIGNMENT TO VIBRX, INC.

     In exchange for the consideration set forth on Exhibit A attached hereto, Symphonix Devices, Inc. ("Symphonix") hereby assigns to VibRx, Inc. ("VibRx") all of the right, title and interest of Symphonix in and to any and all existing inventions, original works of authorship, developments, improvements, trade secrets, patents and patent applications related to (i) an apparatus and method for sonically enhanced drug delivery and (ii) an apparatus and method for sonically enhanced drug delivery with MEMS.

     With respect to the original works of authorship, developments, improvements, trade secrets, patents and patent applications assigned by Symphonix to VibRx hereunder, Symphonix will assist VibRx in any reasonable manner to obtain for VibRx's benefit patents and/or copyrights in any and all countries and Symphonix will execute, when requested, patent and/or copyright applications and assignments thereof to VibRx or persons designated by it, and any other lawful documents deemed necessary by VibRx to carry out the purposes of this Assignment. Symphonix will further assist VibRx in every way to enforce any patents and/or copyrights obtained, including without limitation, testifying in any suit or proceeding involving any of said patents and/or copyrights, or by executing any documents deemed necessary by VibRx.

Dated:  March 14, 1997



                              SYMPHONIX DEVICES, INC.


                              By:     /s/ Alfred G. Merriweather
                                      ---------------------------

                                      Chief Financial Officer
                              Title:  ___________________________
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                                   EXHIBIT A
                                   ---------

     1. Repayment of all expenses incurred by Symphonix in preparing the Patent Applications.

     2. Issuance of shares of VibRx equal to 20% of the outstanding capital stock of VibRx (including reserved shares) immediately prior to the closing of an initial financing of at least $500,000.

     3. VibRx would assume all patent expenses with regard to the drug delivery patent applications.

     4. For a period of three years after the effective date of this Assignment, VibRx agrees to not solicit or hire any Symphonix employee while they are employed by Symphonix and for one year thereafter without the consent of the board of directors of Symphonix. Harry Robbins would, however, be entitled to spend a limited amount of time (less than 10 hours per week) outside of normal business hours as a consultant, officer and/or director of VibRx.